                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           (AMENDMENT NO.           )
                                          ----------

               Filed by the Registrant                      [X]
               Filed by a Party other than the Registrant   [ ]

                           Check the appropriate box:

               [ ]  Preliminary Proxy Statement
               [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
               [X]  Definitive Proxy Statement
               [ ]  Definitive Additional Materials
               [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
                    Section 240.14a-12

                           NORTH STAR UNIVERSAL , INC.
             -------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
             -------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction :

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

     ---------------------------------------------------------------------------

                     [North Star Universal, Inc. Letterhead]



                                   May 9, 1995



Dear Shareholder:

          You are cordially invited to attend the 1995 Annual Meeting of Shareholders of North Star Universal, Inc. (the "Company") to be held at the Sheraton Park Place, 5555 Wayzata Boulevard, Minneapolis, Minnesota, on Friday, June 9, 1995, at 4:00 p.m., local time.

          The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the meeting there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions.

          The items requiring shareholder approval are:

          1. election of a Board of Directors for the ensuing year and until their successors are elected and qualified; and

          2. such other business as may properly come before the meeting or any adjournment thereof.

          We recommend that you vote FOR the slate of Directors that is set forth in the accompanying Proxy Statement.

          WHETHER OR NOT YOU CAN ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR TO VOTE IN PERSON IF YOU WISH TO ATTEND THE ANNUAL MEETING AND VOTE PERSONALLY.

                    Sincerely,


                    /s/Jeffrey J. Michael


                    Jeffrey J. Michael
                    President and Chief Executive Officer

                           NORTH STAR UNIVERSAL, INC.


NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD JUNE 9, 1995

- --------------------------------------------------------------------------------

TO THE SHAREHOLDERS:

          Notice is hereby given that the Annual Meeting of Shareholders of North Star Universal, Inc., a Minnesota corporation (the "Company"), will be held at the Sheraton Park Place, 5555 Wayzata Boulevard, Minneapolis, Minnesota, at 4:00 p.m., local time, on Friday, June 9, 1995.

          This meeting is being held for the following purposes:

     1. To elect six persons to serve as directors until the next annual election of directors and until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting.

          ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 28, 1995, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.


                                        By order of the Board of Directors


                                        /s/Peter E. Flynn

                                        Peter E. Flynn
                                        Executive Vice President,
                                           Chief Financial Officer
                                           and Secretary


Minneapolis, Minnesota
May 9, 1995

                           NORTH STAR UNIVERSAL, INC.

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 9, 1995



          This Proxy Statement is furnished to shareholders of North Star Universal, Inc. (the "Company"), 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416-1370, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at the Sheraton Park Place, 5555 Wayzata Boulevard, Minneapolis, Minnesota, at 4:00 p.m., local time on Friday, June 9, 1995 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about May 9, 1995.

          The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by Directors, officers and regular employees of the Company who will receive no additional compensation.

          Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for Directors named in this Proxy Statement and (ii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. Shares voted as abstentions on any matter (or a "withhold vote for" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. The Company has retained Norwest Bank Minnesota, National Association to tabulate and report on the votes cast by shareholders.

          A shareholder giving a proxy may revoke it at any time prior to the voting of the proxy by filing with any officer of the Company a written notice of revocation or another proxy bearing a later date. Any written notice of revocation or subsequently dated proxy should be mailed or delivered to Peter E. Flynn, Executive Vice President, Chief Financial Officer and Secretary, North Star Universal, Inc., 610 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416-1370.

          The close of business on April 28, 1995 was fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had outstanding 9,438,000 shares of common stock, $.25 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters to come before the meeting. There is no cumulative voting.

          A COPY OF THE COMPANY'S 1994 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL ALSO PROVIDE UPON REQUEST A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH REQUEST SHOULD BE MADE TO THE SECRETARY OF THE COMPANY AT THE ADDRESS SHOWN ABOVE.

                              ELECTION OF DIRECTORS

          The Board of Directors has recommended that the number of Directors to be elected for the coming year be set at six. The Board of Directors recommends that shareholders elect the nominees named below as Directors of the Company for the ensuing year and until their successors are elected and qualified. Unless otherwise indicated thereon, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. The affirmative vote of a majority of the shares of the Company's Common Stock present (or represented by proxy) and entitled to vote at the 1995 Annual Meeting is required to elect each of the nominees as Directors for the ensuing year or until their successors are elected and have qualified. All of the nominees are members of the present Board of Directors. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office.

NOMINEES

          The following table sets forth certain information regarding the nominees for election as Directors, including the amount and percentage of outstanding shares of Common Stock beneficially owned by such persons as of March 15, 1995.

                                                                       First        Shares of
                                                                     Became a        Common
                                                                     Director         Stock       Percent
                                  Biographical                        of the      Beneficially      of
   Name                           Information                         Company         Owned        Class
   ----                           ------------                        -------         -----        -----
Miles E. Efron           Chairman of the Board since                   1968        440,800(2)      4.48%
Age 68                   July 1991 and a senior advisor to
                         the Company.  Mr. Efron was
                         President and Chief Executive
                         Officer from October 1988 to
                         December 31, 1990, and was
                         Senior Vice President of the
                         Company from 1985 until
                         October of 1988.  Mr. Efron also
                         is a director of Michael Foods,
                         Inc. ("Michael Foods") and
                         Employee Benefit Plans, Inc.


James H. Michael         Chairman of the Board until                   1968      3,099,400(1)     32.84%
Age 74                   July 1991.  Mr. Michael is
                         Chairman of the Board of
                         Michael Foods, and is the
                         father of Jeffrey J. Michael, the
                         Company's President and
                         Chief Executive Officer.


Jeffrey J. Michael       President and Chief Executive                 1987      2,597,700(1)     27.52%
Age 38                   Officer since December 1990.
                         Mr. Michael served as
                         Vice President-Finance
                         from April 1989 to December
                         1990, and as Vice President-
                         Treasurer from August 1987
                         to April 1989.  Prior to August
                         1987, Mr. Michael was employed
                         by the Company in various
                         capacities.  Jeffrey J. Michael
                         is the son of James H. Michael.
                         Mr. Michael is also a director
                         of Michael Foods and CorVel
                         Corporation ("CorVel", formerly
                         FORTIS Corporation).


                                      -3-

Fred E. Stout            Mr. Stout is the retired                      1988          7,750(2)      0.08%
Age 74                   President and Chief Executive
                         Officer of Superior Water,
                         Light and Power Company.
                         Mr. Stout also served as a
                         director of the Company from
                         1984 to 1986.

Peter E. Flynn           Executive Vice President, Chief               1991        124,500(2)      1.30%
Age 35                   Financial Officer and Secretary
                         of the Company since December
                         1990.  In December 1992, he also
                         became the President and Chief
                         Operating Officer of Transition,
                         Engineering, Inc. ("Transition"),
                         an indirect, wholly owned
                         subsidiary of the Company.
                         Mr. Flynn served as Treasurer of
                         the Company from April 1989
                         to December 1990.  Prior to joining
                         the Company in 1990, Mr. Flynn
                         was an Audit Manager with
                         Arthur Andersen & Co.  Mr.
                         Flynn was elected to the Board
                         of Directors in July 1991, and
                         also serves as a director of
                         CorVel.

Richard J. Braun         Mr. Braun is the Managing                     1994              None      0.00%
Age 50                   Director of Headwaters Capital
                         Management L.L.C.  From
                         1992-1994, Mr. Braun served as
                         Chief Operating Officer and a
                         Director of Employee Benefit Plans,
                         Inc., and from 1989-1991 was
                         Executive Vice President, Chief
                         Operating Officer and a Director
                         of Reich and Tang L.P., a publicly
                         held investment advisor and
                         broker-dealer.  From 1988-1989,
                         Mr. Braun served as President
                         and Chief Executive Officer of Super
                         Cycle, Inc., a former subsidiary of the
                         Company.  Mr. Braun currently serves
                         as a trustee of Household Personal
                         Portfolios, a registered investment
                         company.


                                       -4-

- ------------------------------
(1) The 4J2R1C Limited Partnership ("4J2R1C", formerly The Michael Partnership) owns 2,826,494 shares of the Company's Common Stock. Mr. James H. Michael is the managing general partner and a limited partner of 4J2R1C and by reason of his status as the managing general partner is deemed to beneficially own all shares held by 4J2R1C. Mr. James H. Michael exercises sole voting and dispositive power with respect to the shares held by 4J2R1C. Mr. Jeffrey J. Michael is the general partner of 3J2R Limited Partnership ("3J2R"), which owns 2,597,000 shares of the Company's Common Stock. By reason of his status as 3J2R's general partner, Mr. Jeffrey J. Michael is deemed to beneficially own the shares of Common Stock held by 3J2R. Mr. Jeffrey J. Michael exercises sole voting and dispositive power with respect to the shares held by 3J2R.

(2) Shares shown as beneficially owned include, in the case of Mr. Efron, 405,000 shares of Common Stock not outstanding but which may be acquired within 60 days through the exercise of stock options, in the case of Mr. Stout, 2,500 shares not outstanding, but which may be acquired within 60 days through the exercise of stock options, and in the case of Mr. Flynn, 124,500 shares of Common Stock not outstanding but which may be acquired within 60 days through the exercise of stock options.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

          During the year ended December 31, 1994, the Board of Directors of the Company held four regular meetings and no special meetings.

          During the year ended December 31, 1994, the members of the Company's Audit Committee were Messrs. Flynn, Stout and Mr. David Z. Johnson, until Mr. Johnson's death in the first quarter of 1994. Upon his election to the Board of Directors in June of 1994, Mr. Braun was elected to the Audit Committee to replace Mr. Johnson. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee held two meetings during the year ended December 31, 1994.

          For the year ended December 31, 1994, the members of the Company's Executive Committee were Messrs. Michael, Michael and Efron. The Executive Committee reviews and makes recommendations to the Board of Directors regarding certain employee benefit matters. The Executive Committee held one meeting during the year ended December 31, 1994.

          The Company has no nominating committee.

DIRECTOR COMPENSATION

          During 1994, Directors of the Company, other than Messrs. Jeffrey J. Michael and Flynn, who are also executive officers of the Company, received a monthly retainer of $600 for serving as members of the Company's Board of Directors. Directors incurring travel expenses to attend meetings are reimbursed in full. Members of the Audit Committee, other than Mr. Flynn, each receive an additional $300 for each committee meeting held. The total of all such payments for the year ended December 31, 1994 was $28,200.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

          GENERAL. The Executive Committee of the Board of Directors (the "Committee") establishes the specific compensation for each of the Company's named executive officers. The Committee is made up of three members, James H. Michael, Miles E. Efron and Jeffrey J. Michael. With respect to compensation matters concerning Mr. Jeffrey J. Michael, the Company's President and Chief Executive Officer, Mr. Jeffrey J. Michael is excluded from Committee deliberations. After consideration of the Committee recommendations, the full Board of Directors reviews and approves the salaries of each named executive officer. The Committee is responsible for administering all other elements of executive compensation, including annual incentive awards and stock option grants.

          EXECUTIVE COMPENSATION PHILOSOPHY AND GOALS.   During 1991 North Star
initiated a strategic process to strengthen its balance sheet and focus its management resources on its key holdings. In connection with this process the Company sold several of its smaller businesses and substantially cut corporate overhead. As a result, the Company has only two executive officers, Jeffrey J. Michael, President and Chief Executive Officer, and Peter E. Flynn, Executive Vice President, Chief Financial Officer and Secretary. The Committee believes that the Company's success depends to a significant extent on the continuing efforts and dedication of Messrs. Jeffrey J. Michael and Flynn. The executive compensation arrangements are designed to motivate and reward these executives for attaining the financial and strategic objectives essential to the Company's success and continued growth, while at the same time allowing the Company to retain high-caliber executives. The key components of the Company's compensation program are base salary, cash bonuses and, to a lesser extent, stock option awards.

          BASE SALARIES. While the Committee has not conducted formal independent salary comparisons in determining individual executive compensation, the Committee believes that base salaries should be moderate, yet competitive in relation to salaries commanded by persons in similar positions. The base salary for each named executive officer is reviewed annually and is set on the basis of personal performance, the relative importance of the functions the officer performs, the scope of the officer's ongoing responsibilities and the estimated salary levels in effect at comparable companies for comparable positions. The weight given to each of these factors varies between individuals.

          CASH BONUSES. Annual cash bonuses are designed to reward executives with operating responsibility for personal contributions to the success of the Company and generally are earned under a structured formula. Individual performance targets are established based on an annual operating budget which is submitted for review and approval by the Chief Executive Officer of the Company after consultation with the Committee. After the end of the calendar year, the Chief Executive Officer evaluates actual financial performance against the individual performance targets. In the case of Mr. Flynn, who had day-to-day responsibility for the operation of Transition during 1994 (in addition to his responsibilities as an executive officer of the Company), potential cash bonuses ranged from 25% to 75% of his annual base salary, beginning when operating profits exceed minimum levels of performance (80% of budget) and increasing incrementally up to the maximum when profits equal or exceed a superior performance target (120% of budget). During 1992, Mr. Michael received a discretionary annual bonus of $50,000. In 1993, the Committee revised its policy and discontinued payment of discretionary bonuses for officers without direct operating responsibility. Accordingly, Mr. Michael did not receive a cash bonus for 1993 or 1994.

          STOCK OPTIONS. Incentive stock options are periodically granted to motivate executives to achieve positive long-term financial results, thereby enhancing shareholder value. Due to the limited corporate staff, the Company does not have formal policies or formulas for determining the timing, amount or particular vesting schedules for stock option awards. Furthermore, the Company's stock performance is significantly affected by changes in the value of its equity holdings in Michael Foods and, to a lesser extent, the value of its CorVel holdings. Although North Star has representatives on the boards of directors of both Michael Foods and CorVel, the Company does not have direct management control over the operations of either business. Accordingly, the Committee believes that the Company's stock performance is often not the best indicator of the performance of the Company's management team, and, as a result, has not granted significant options to the Company's executives. Further, because of the substantial beneficial holdings of Mr. Michael's family in the Company's Common Stock, the Committee believes Mr. Michael's interests in stock performance already parallel those of the Company's other shareholders. As a result, the Committee historically has not granted any stock options to Mr. Michael. During 1994, there were no stock options granted to any executive officer.

          1994 EXECUTIVE COMPENSATION. Mr. Jeffrey J. Michael, as Chief Executive Officer of North Star, has overall responsibility for the strategic direction of the Company and for the performance of the Company's wholly owned operating companies. Mr. Michael was elected to his present position in
December 1990 and is not a party to an employment agreement.   During 1994, Mr.
Michael was paid a base salary of $235,000. In establishing Mr. Michael's current base salary, the Committee took into account that Mr. Michael does not participate in the Company's incentive cash bonus program or employee stock option plan. Mr. Michael's base salary was continued at $235,000 in 1995.

          As described in more detail below, Mr. Flynn entered into an employment agreement with the Company and Transition effective April 1, 1993, in connection with his assumption of the duties of President of Transition. In this role, Mr. Flynn is responsible for the day-to-day operations and the financial performance of Transition. Additionally, Mr. Flynn has agreed to continue to act as the Chief Financial Officer of North Star. During 1994, approximately 84% of Mr. Flynn's base salary was paid by Transition and related to his work as President of that company. The remainder of his base salary in 1994 was paid by North Star and related to his continued responsibilities as Chief Financial Officer of the Company. In 1994, Mr. Flynn's base salary increased 5.2% from his base salary in 1993, from

$165,211 to $173,816. Also, for 1994, Mr. Flynn was paid a discretionary bonus of $45,000, notwithstanding that minimum levels of performance were not met, because the Committee determined that operating results were not necessarily indicative of how Transition had performed during the year.

          As described in more detail below, Mr. Flynn's employment agreement was modified effective as of April 1, 1995. At the request of the Company, Mr. Flynn will devote more of his time to Company matters, while still overseeing the day-to-day operations of Transition. In 1995, approximately 76% of Mr. Flynn's base salary, or $136,000, will be paid by the Company, and approximately 24% of Mr. Flynn's base salary, or $42,500, will be paid by Transition. In a departure from its historical policy, because of the changes in Mr. Flynn's responsibilities made during 1995 (which were requested by the Company), Mr. Flynn will be eligible to receive a discretionary bonus depending on the Committee's subjective evaluation of his performance during the year. Mr Flynn will also receive a bonus of $25,000 based on the performance of Transition through the first quarter of 1995.

          The terms of Mr. Flynn's employment agreement, as amended, and last year's increase in Mr. Flynn's base salary reflect the Committee's conclusion, based upon the results of negotiations with Mr. Flynn, knowledge of other opportunities possibly available to Mr. Flynn and the continued need for Mr. Flynn's services as an officer of North Star, that these levels of compensation were required to retain him in light of his roles at both the Company and Transition.

          This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                     JAMES H. MICHAEL,
                                     MILES E. EFRON
                                     JEFFREY J. MICHAEL
                                     The Members of the Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Jeffrey J. Michael, James H. Michael and Miles E. Efron served on the Executive Committee of the Company for the past fiscal year which Committee determines compensation levels for the Company's executive officers. Each of Messrs. James H. Michael and Efron was formerly an executive officer of the Company, and James H. Michael has on occasion borrowed funds from the Company. As of December 31, 1994, Mr. Michael owed the Company approximately $407,872. The maximum amount of such indebtedness, including accrued but unpaid interest, owed to the Company by Mr. Michael during 1994 was approximately $476,686. The currently outstanding indebtedness is evidenced by an unsecured note which provides for quarterly interest payments and an annual principal payment of $50,000. The unsecured note accrues interest at the rate of one percent over the reference rate of First Bank, National Association (8.5% at December 31, 1994).

          Effective September 1, 1985, the Board of Directors established a formal policy governing future loans to officers. The policy permits unsecured loans to officers of up to $50,000. Loans in excess of $50,000 must be approved in advance by the Board of Directors and must be secured by readily marketable negotiable securities. Loans to officers will bear interest at one percent over the prevailing prime rate of interest and must mature within five years. Interest is to be paid quarterly. In addition to the foregoing, an officer may borrow annually an amount not exceeding 10 percent of annual compensation.
These loans are without interest and are payable on termination of employment. Mr. James H. Michael's loans from the Company predate this policy.

          Pursuant to the foregoing policy, the Company made a single loan of $50,000 to Mr. Jeffrey J. Michael in September 1992. The proceeds of this loan were subsequently made available by Mr. Michael to Mr. James H. Michael.
Mr. Jeffrey J. Michael repaid the loan in full, including all accrued interest, in October 1992.

          Although Jeffrey J. Michael, the Company's President and Chief Executive Officer, served on the Company's Executive Committee during 1993 and 1994, as previously indicated, he did not participate in any decisions regarding his own compensation as an executive officer.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of Jeffrey J. Michael, the Company's President and Chief Executive Officer, and Peter E. Flynn, the Company's only other executive officer, for the fiscal years ended December 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                       Long Term
                                                                     Compensation
                                          Annual Compensation           Awards
                                          -------------------        ------------
      Name and                                                  Securities Underlying        All Other
 Principal Position           Year        Salary(1)     Bonus           Options         Compensation (2)(3)
 ------------------           ----        ---------     -----           -------         -------------------
Jeffrey J. Michael            1994        $235,000     $     0            0                   $4,620
President and Chief           1993        $188,200     $     0            0                   $4,497
  Executive Officer           1992        $194,562     $50,000            0                   $4,364


Peter E. Flynn                1994        $173,816     $45,000            0                   $4,620
Executive Vice President,     1993        $173,011     $97,500            0                   $4,497
 Chief Financial Officer      1992        $185,400     $65,000       30,000                   $4,364
   and Secretary

- --------------------------

     (1) In each of 1993 and 1992, Messrs. Michael and Flynn earned $7,200, and $6,600, and $7,800 and $7,200, respectively, in their capacities as Directors of the Company. Such fees are included in each officer's calculation of annual salary amounts. The Company discontinued the payment of such fees to Messrs. Michael and Flynn commencing January 1, 1994.

     (2) Represents amounts contributed by the Company for the benefit of each of Messrs. Michael and Flynn pursuant to the Company's 401(k) Plan.


                                       -9-

     (3) Neither of the named executive officers held or received any awards of restricted shares.

STOCK OPTIONS, AWARDS, EXERCISES AND HOLDINGS

          During 1994, there were no stock options granted to any executive officer.

OPTION EXERCISES AND HOLDINGS

          The following table provides information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                               Number of
                                               Securities                      Value of
                                               Underlying                     Unexercised
                                               Unexercised                   In-the-Money
                                               Options at                     Options at
                                                 FY-End                        FY-End($)
                       Shares Acquired     ------------------               ---------------
Name                    on Exercise     Exercisable   Unexercisable   Exercisable   Unexercisable
- ----                   ---------------  -----------   -------------   -----------   -------------
Jeffrey J. Michael            0              0              0              0              0
Peter E. Flynn                0           109,500        25,000         $9,750            0



EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

          Effective December 31, 1990, Mr. Efron's employment agreement with the Company was terminated, and he resigned as President and Chief Executive Officer of the Company. Mr. Efron continues as an employee of the Company, providing advisory and consulting services. Pursuant to an agreement with the Company, he continues to receive annual compensation of $50,000 through December 1996 for his consulting and advisory services to the Company and is eligible to participate in other fringe benefits established by the Company for its executive officers.

          Mr. Flynn is a party to an employment agreement with the Company and Transition, which terminates December 31, 1997, subject to annual extensions thereafter at the option of the parties. Mr. Flynn's employment agreement was modified effective April 1, 1995. As modified, the agreement provides for an annual base salary of $136,000 for services rendered for the benefit of the Company, plus annual compensation of $42,500 in connection with Mr. Flynn's duties as President and Chief Operating Officer of Transition. The agreement entitles Mr. Flynn to participate in other fringe benefits established by the Company for its executive officers. In addition, Mr. Flynn will receive a bonus of $25,000 based on the performance of Transition through the first quarter of 1995, and Mr. Flynn is eligible for a discretionary bonus in 1995 based upon his performance in executing North Star's strategic plans. The discretionary bonus will be an amount ranging up to $75,000, as determined by North Star's Board of Directors.

          Upon the voluntary termination of his employment with the Company, Mr. Flynn is entitled to receive a single lump sum payment equal to his then current base salary plus $25,000. If Mr. Flynn dies, he becomes disabled and unable to continue his employment, his employment is terminated by the Company for any reason, or he voluntarily terminates his employment following certain actions by the Company constituting constructive termination, Mr. Flynn is entitled to receive a single lump sum payment equal to two times his then current base salary plus $25,000. If Mr. Flynn's employment is terminated due to a change in control of the Company, Mr. Flynn is entitled to receive a single lump sum payment of $297,000. Also, if Mr. Flynn is terminated by the Company, all of his then outstanding options immediately become vested.

STOCK PRICE PERFORMANCE GRAPH AND TABLE

          The following graph and table compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five year period ended December 31, 1994, with the cumulative total return on each of the S&P 500 Index, the S&P Food Group Index, the S&P Healthcare Composite Index and the S&P Computer Systems Index. Each of the component S&P indices represent each of the Company's separate lines of business. The comparison assumes $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

               [Performance Graph plotting cumulative annual returns
                 indicated below is omitted from electronic filing]

                       TABLE OF CUMULATIVE ANNUAL RETURNS



Company/Index Name             1990      1991      1992      1993      1994
- ------------------             ----      ----      ----      ----      ----
North Star Universal, Inc.    112.7     149.1      90.9      70.9      65.5
S&P 500 Index                  96.9     126.4     136.1     149.8     151.7
S&P Food Group Index          107.8     157.3     156.9     144.0     160.9
S&P Healthcare                117.5     180.9     151.4     138.7     156.9
   Composite Index
S&P Computer                  112.1      99.6      73.1      75.9      98.0
   Systems Index

                             PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company as of March 15, 1995, by each shareholder who is known by the Company to own beneficially more than 5 percent of the outstanding Common Stock of the Company, and by all officers and Directors of the Company as a group.

     Name and address                   Amount and nature of           Percent
    of beneficial owner                 beneficial ownership           of class
    -------------------                 --------------------           --------
James H. Michael                            3,099,400(1)                32.84%
142 North Mississippi River Blvd.
St. Paul, MN 55104

Jeffrey J. Michael                          2,597,700(2)                27.52%
343 St. Louis Avenue
Minneapolis, MN 55416

All officers and directors as               6,270,150(3)                62.89%
  a group (6 persons)


(1) Includes 2,826,494 shares of Common Stock held by 4J2R1C Limited Partnership, as to which Mr. James H. Michael, as managing general partner, exercises sole voting and dispositive power.

(2) Includes 2,597,000 shares of Common Stock held by 3J2R Limited Partnership as to which Mr. Jeffrey J. Michael, as general partner, exercises sole voting and dispositive power.

(3) Shares shown as beneficially owned include 532,000 shares not outstanding, but which may be acquired within 60 days through the exercise of stock options by all officers and Directors as a group.

                                    AUDITORS

          The Board of Directors of the Company intends to appoint Grant Thornton as independent auditors for the Company for the year ending
December 31, 1995. Grant Thornton audited the financial statements of the Company for the year ended December 31, 1994. Representatives of Grant Thornton will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

                          SHAREHOLDER PROPOSALS FOR THE
                       1995 ANNUAL MEETING OF SHAREHOLDERS

          Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in the

Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416-1370, in such manner so that such notice is received by the Company by January 9, 1996. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

          The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                   By Order of the Board of Directors,


                                   /s/ Peter E. Flynn


                                   Peter E. Flynn
                                   Executive Vice President,
                                      Chief Financial Officer
                                      and Secretary


May 9, 1995

                                      PROXY

NORTH STAR UNIVERSAL, INC.
5353 Wayzata Boulevard
Minneapolis, Minnesota 55416

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey J. Michael and Peter E. Flynn, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to present and to vote, as designated below, all the shares of Common Stock of North Star Universal, Inc., held of record by the undersigned on April 28, 1995, at the annual meeting of shareholders to be held on June 9, 1995, or any adjournment thereof.

     1.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed below      / /  WITHHOLD AUTHORITY
          (except as marked to the                to vote all nominees
          contrary below)                         listed below

              Miles E. Efron, James H. Michael, Jeffrey J. Michael,
                 Fred E. Stout, Peter E. Flynn, Richard J. Braun

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- -------------------------------------------------------------------------------
             (continued, and to be dated and signed, on other side)

                           (continued from other side)

     2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES SPECIFIED ON THE REVERSE SIDE HEREOF.

Please sign exactly as your name appears as printed below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                            Dated:        , 1995
- ---------------------  ----------------------------------           ------
Signature              Signature, if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE